Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36854, 033-88962 and 333-159332 and Form S-3 No. 333-162328) of Comstock Resources, Inc. and the related Prospectuses of the reference of our firm and to the reserve estimates as of December 31, 2011 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2011 of Comstock Resources, Inc., filed with the Securities and Exchange Commission.

/s/ LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

February 27, 2012